AMENDED AND RESTATED
                         CODE OF BY-LAWS
                               OF
                        FORUM GROUP, INC.

                       September 24, 1994

                            ARTICLE 1
                            ---------
                   Definition of Certain Terms
                   ---------------------------

     Section 1.01.  Corporation.  The term "Corporation," as used in  this  Code of By-Laws, means Forum Group, Inc., a corporation
duly   organized   and  existing  under  the   Indiana   Business
Corporation Law, as amended, IND. CODE  23-1-17-1, et seq.

       Section 1.02. Articles of Incorporation. The term "Articles of Incorporation," as used in this Code of By-Laws, means the Restated Articles of Incorporation of the Corporation, which were filed with and approved by the Secretary of State of Indiana on March 31, 1992, as now in force or hereafter amended.

     Section 1.03. Preferred Stock. The term "Preferred Stock," as used in this Code of By-Laws, means the shares of Preferred
Stock, without par value, which the Corporation is authorized to issue pursuant to the Articles of Incorporation.

      Section 1.04. Common Stock. The term "Common Stock," as used in this Code of By-Laws, means the shares of Common Stock, without par value, which the Corporation is authorized to issue pursuant to the provisions of the Articles of Incorporation.

      Section 1.05. Stock Register. The term "Stock Register," as used in this Code of By-Laws, means the Stock Register of the Corporation to which reference is made in Section 2.01 of this Code of By-Laws.

      Section 1.06. Registered Office of the Corporation. The term "Registered Office of the Corporation," as used in this Code of By-Laws, means the office of the Corporation as stated in
Section 4.1 of the Articles of Incorporation or, if a certificate or certificates indicating a change in the location of such office has been filed in accordance with the Law, the office set forth in the most recently filed of such certificates.

      Section 1.07. Shareholders. The term "Shareholders," as used in this Code of By-Laws, means the persons shown by the records of the Corporation to be the holders of the duly authorized, issued and outstanding shares of Preferred Stock and Common Stock unless otherwise indicated.

      Section  1.08.   Board of Directors.  The  term  "Board  of
Directors," as used in this Code of By-Laws, means the Board of Directors of the Corporation.

     Section 1.09. Officers. The terms "Chairman of the Board," "President," "Vice President," "Secretary," "Assistant Secretary," "Treasurer" and "Assistant Treasurer," as used in this Code of By-Laws, mean, respectively, the individuals serving as the duly elected, qualified and acting officers of the Corporation, from time to time, in their respective capacities as such.

     Section 1.10. Law. The term "Law," as used in this Code of By-Laws, means the Indiana Business Corporation Law, as amended,
IND. CODE  23-1-17-1, et seq.


                            ARTICLE 2
                            ---------
                    Shares of the Corporation
                    -------------------------

     Section 2.01. Stock Register. The Secretary shall maintain a Stock Register in which shall be registered each transaction involving the issuance, transfer and cancellation of shares of Preferred Stock and Common Stock.

      Section 2.02. Registration of Issuance of Shares. The issuance of shares of Preferred Stock and Common Stock shall be registered by the Secretary in the Stock Register effective as of the date upon which all requirements imposed by the Board of Directors in authorizing and directing the issuance of such shares, and all requirements imposed by the Law, shall have been satisfied. Such shares shall, for all corporate purposes, be deemed to be duly issued only upon such registration.

      Section 2.03. Registration of Transfer of Shares. The transfer of shares of Preferred Stock and Common Stock shall be registered by the Secretary in the Stock Register effective as of the date upon which due presentment of such shares shall be made to the Secretary for transfer. Such shares shall, for all corporate purposes, be deemed to be duly transferred only upon such registration. For purposes of this Section 2.03, due presentment of a certificate evidencing shares of Preferred Stock and Common Stock for transfer shall be deemed to have been made only at the date upon which such certificate is presented to the Secretary with a request to register the transfer and all requirements of Section 8-401 of the Indiana Uniform Commercial

Code, as now in force or hereafter amended, have been satisfied.

      Section 2.04. Registration of Cancellation of Shares. The cancellation of shares of Preferred Stock and Common Stock shall be registered by the Secretary in the Stock Register effective as of the date upon which all requirements imposed by the Board of Directors in authorizing and directing the cancellation of such shares, and all requirements imposed by the Law, shall have been satisfied. Such shares shall, for all corporate purposes, be deemed to be duly cancelled only upon such registration.

     Section 2.05. Lost, Destroyed or Stolen Stock Certificates. No share certificates shall be issued in place of any certificate alleged to have been lost, destroyed or stolen unless the Board of Directors is, or such officer or officers as may be designated by the Board of Directors are, satisfied as to such loss, destruction or theft and unless an indemnity bond acceptable to the Board or such officers has been furnished by the owner of such lost, destroyed or stolen certificate, or his legal representative.

      Section 2.06. Issuance of Certificates. Upon registration of the issuance or transfer of shares of Preferred Stock and Common Stock in the Stock Register, the Secretary shall cause to be prepared, issued and delivered appropriate certificates evidencing such shares, signed (either manually or in facsimile) by the President and the Secretary. Certificates evidencing shares of Preferred Stock shall be substantially in the form of
Exhibit 1 hereto. Certificates evidencing shares of Common Stock shall be substantially in the form of Exhibit 2 hereto. Each certificate shall state conspicuously on its front or back that the Corporation will furnish the shareholder the information described in IND. CODE 23-1-26-6(c) on request in writing and without charge.

                            ARTICLE 3
                            ---------
                        The Shareholders
                        ----------------

      Section 3.01. Annual Meeting. The annual meeting of Shareholders shall be held at ten o'clock in the forenoon of the first Tuesday in July of each year if such day is not a legal holiday and if a holiday then on the first following day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation, or affect the validity of any corporate action. The annual meeting shall be held for the purposes of electing individuals to each position upon the Board of Directors, acting upon such other questions or matters as are proposed to be submitted to a vote at the meeting and acting upon such further questions or matters as may properly come before the meeting. The annual meeting shall be called by the Board of Directors.

      Section 3.02. Special Meetings. The Shareholders may hold a special meeting at any time for the purposes of electing individuals to vacant positions upon the Board of Directors, acting upon such other questions or matters as are proposed to be submitted to a vote at the meeting and acting upon such further questions or matters as may properly come before the meeting. A special meeting of the Shareholders may be called by the Board of Directors, by the Chairman of the Board, by the President or by Shareholders holding not less than one-fourth (1/4) of the duly authorized, issued and outstanding shares entitled to vote on the business proposed to be conducted thereat (determined as of the date upon which the special meeting is called).

       Section  3.03.   Place  of  Meetings.   Meetings  of   the
Shareholders may be held at the Registered Office of the Corporation or at any other place, within or without the State of Indiana.

      Section 3.04. Procedure for Calling Meetings. Any meeting of the Shareholders which is called by the Board of Directors shall be deemed duly to have been called upon the adoption of a resolution by the Board of Directors, not less than ten (10) days before the date of the meeting, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting. Any special meeting of the Shareholders which is called by the Chairman of the Board or the President shall be deemed duly to have been called upon delivery to the Secretary, not less than ten (10) days before the date of the meeting, of a written statement, executed by the Chairman of the Board or the President, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting. Any special meeting of the Shareholders which is called by the Shareholders shall be deemed duly to have been called upon delivery to the
Secretary, not less than fifty (50) days before the date  of  the meeting, of a written instrument, executed by each of the Shareholders calling the meeting, setting forth the time, date and place of the meeting and containing a concise statement of the  questions or matters proposed to be submitted to a  vote  at the meeting. Any meeting of the Shareholders with respect to which all Shareholders either are present in person or by proxy or duly waive written notice, either before or after the meeting, shall also be deemed duly to have been called.

      Section 3.05. Record Date. For the purpose of determining the Shareholders entitled to notice of, or to vote at, any meeting of the Shareholders, for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of the Shareholders for any other corporate purpose, the Board of Directors may fix in advance a date as the record date for that determination of the Shareholders, and, in case of a meeting of the Shareholders, not less than ten (10) days, before the date upon which the particular action, requiring that determination of the Shareholders, is to be taken. If no record date is fixed for the determination of the Shareholders entitled to notice of, or to vote at, a meeting of the Shareholders, then the date ten (10) days before the date of the meeting shall be the record date for the meeting. If no record date is fixed for the determination of the Shareholders entitled to receive payment of a dividend or other distribution, then the date upon which the resolution of the Board of Directors declaring the dividend or other distribution is adopted shall be the record date for the determination of the Shareholders. When a determination of the Shareholders entitled to notice of, or to vote at, a meeting of the Shareholders has been made, the determination shall apply to any adjournment of the meeting; provided, however, that, if the meeting is adjourned to a date more than one hundred twenty (120) days after the date of the meeting, the Board of Directors shall fix a subsequent record date for such adjournment of the meeting. The Shareholders upon any record date shall be the Shareholders as of the close of business on that record date.

     Section 3.06. Notice of Meetings. Notice of any meeting of the Shareholders shall be deemed duly to have been given if, not less than ten (10) but not more than sixty (60) days before the date of the meeting, a written notice stating the date, time and place of the meeting, and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting, is delivered by the Secretary to each Shareholder entitled to notice of, and to vote at, the meeting; provided however, that notice of a meeting at which any of the following corporate actions is to be considered shall be delivered or mailed to all Shareholders of record, whether or not entitled to vote at the meeting, not less than ten (10) days but not more than sixty (60) days before the meeting:

       (1) an amendment or amendments to the Articles of Incorporation requiring Shareholder approval;

      (2)   an  agreement  of merger or share exchange  requiring
Shareholder approval;

      (3) the sale, lease, exchange or other disposition of all or substantially all of the Corporation's property; or

       (4)    a  proposal  for  voluntary  dissolution  requiring
Shareholder approval.

The written notice shall be deemed duly to have been delivered by the Secretary to a Shareholder on the earliest dates upon which:

     (1)  it is delivered personally to the Shareholder;

      (2) it is deposited in the United States First Class Mail, postage prepaid, addressed to the address of the Shareholder set forth upon the records of the Corporation; or

      (3) it is deposited with a telegraph company, transmission charges prepaid, addressed to the address of the Shareholder set forth upon the records of the Corporation.

Written notice of the meeting shall be deemed duly to have been waived by any Shareholder present, in person or by proxy, at the meeting. Written notice of the meeting may be waived by any Shareholder not present, in person or by proxy, at the meeting, either before or after the meeting, by written instrument, executed by the Shareholder, delivered to the Secretary.

      Section 3.07. Shareholder Lists. The Secretary shall, not less than five (5) days before the date of each meeting of the Shareholders, prepare, or cause to be prepared, a complete list of the Shareholders entitled to notice of the meeting. The Shareholder list shall disclose the names and addresses of those Shareholders, arranged in alphabetical order, and the number of duly authorized, issued and outstanding shares held by each of those Shareholders (determined as of the record date for the meeting). The Secretary shall cause the Shareholder list to be produced and kept open at the Registered Office of the Corporation where it shall be subject to inspection by any
Shareholder during the five (5) days before the meeting. The Secretary shall also cause the Shareholder list to be produced and kept open at the time and place of the meeting where it shall be subject to inspection by any Shareholder during the course of the meeting.

      Section 3.08. Quorum at Meetings. At any meeting of the Shareholders the presence, in person or by proxy, of Shareholders holding a majority of the duly authorized, issued and outstanding shares entitled to vote thereat (determined as of the record date for the meeting) shall constitute a quorum.

      Section 3.09. Voting at Meetings. Any action required or permitted to be taken at any meeting of the Shareholders with respect to any question or matter shall be taken pursuant to the affirmative vote of a majority of the duly authorized, issued and outstanding shares of Common Stock (determined as of the record date for the meeting) present and entitled to vote at the meeting, in person or by proxy, so long as a quorum exists, unless a greater number is required by the provisions of the Law or the Articles of Incorporation, in which event the action shall be taken only pursuant to the affirmative vote of that greater number.

      Section 3.10. Voting by Proxy. A Shareholder may vote at any meeting of the Shareholders at which he is entitled to vote either in person or by proxy. Each proxy shall be in the form of a written instrument executed by the Shareholder or a duly authorized agent of the Shareholder. No proxy shall be voted at any meeting unless and until it has been filed with the Secretary.

      Section 3.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders with respect to any question or matter may be taken without a meeting if a unanimous written consent to that action is executed by all Shareholders entitled to vote with respect to the subject matter thereof (determined as of the date upon which the written consent is first executed) and the written consent is delivered to the Corporation for filing with the minutes of the proceedings of the Shareholders.

      Section 3.12. Participation in Meetings by Electronic Communications. Any or all Shareholders may participate in an annual or special meeting of the Shareholders by, or through the use of, any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. Participation by any such Shareholder by this means shall be deemed to constitute presence in person at such meeting.


                            ARTICLE 4
                            ---------
                     The Board of Directors
                     ----------------------

      Section 4.01. Number of Members. The Board of Directors consists of eleven (11) members.

     Section 4.02. Qualification of Members. Each member of the Board of Directors shall be an adult individual. Members of the Board of Directors need not be Shareholders and need not be residents of the State of Indiana or citizens of the United States of America.

      Section 4.03. Election of Members. The members of the Board of Directors shall be elected by the holders of the duly authorized, issued and outstanding shares of Preferred Stock and Common Stock. Vacancies in the membership of the Board of Directors shall be filled as provided in the Articles of Incorporation. Each member of the Board of Directors shall serve as such until his successor is chosen and qualified. Each member of the Board of Directors shall be deemed to have qualified as such upon his election.

      Section 4.04. Removal of Members. Any member of the Board of Directors may be removed as provided in the Articles of Incorporation.

      Section 4.05. Resignations of Members. Any member of the Board of Directors may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice or upon receipt by the Board of Directors, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.

     Section 4.06. Annual Meeting. The Board of Directors shall hold its annual meeting immediately following the annual meeting of the Shareholders for the purposes of electing individuals to each of the offices of the Corporation and acting upon such other questions or matters as may properly come before the meeting.

     Section 4.07. Special Meetings. The Board of Directors may hold a special meeting at any time for the purposes of electing individuals to each vacant position on the Board of Directors, electing individuals to each vacant office of the Corporation and acting upon such other questions and matters as may properly come before the meeting. A special meeting of the Board of Directors may be called by any member of the Board of Directors.

     Section 4.08. Place of Meetings. The annual meeting of the Board of Directors shall be held at the same place at which the annual meeting of the Shareholders is held. Special meetings of the Board of Directors may be held at the Registered Office of the Corporation or at any other place, within or without the State of Indiana.

      Section 4.09. Procedure for Calling Meetings. Special meetings may be held upon the call of the Chairman of the Board, or any two members of the Board of Directors, at any place within or without the State of Indiana, upon forty-eight hours' notice, specifying the date, time and place of the meeting, given to each director personally, by mailing, by telecopy or by telephone.

     Section 4.10.  Notice of Meetings.  (Repealed April 7, 1993)

      Section 4.11. Waiver of Notice. A member of the Board of Directors may waive notice required thereunder or under law either before or after the date and time stated in the notice. Except as hereinafter provided, the waiver must be in writing, signed by the member of the Board of Directors and filed with the minutes or corporate records. For purposes of this Section, a waiver granted by telegram, telex, telecopy or other document transmitted electronically by a member of the Board of Directors shall be deemed "signed by the member of the Board of Directors." A member of the Board of Director's attendance at or participation in a meeting waives any required notice unless the member of the Board of Directors at the beginning of the meeting (or promptly upon the member of the Board of Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

      Section 4.12. Quorum at Meetings. At any meeting of the Board of Directors the presence of a majority of the then duly elected and qualified members of the Board of Directors shall constitute a quorum; provided, however, that in no event shall a quorum consist of fewer than one-third of the number of Directors prescribed by Section 4.01.

      Section 4.13. Voting at Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors with respect to any question or matter shall be taken pursuant to the affirmative vote of a majority of the then duly elected and qualified members of the Board of Directors present at the meeting, so long as a quorum exists, unless a greater number is required by the provisions of the Law, in which event the action shall be taken only pursuant to the affirmative vote of that greater number.

     Section 4.14. Action Without Meeting. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by each member of the Board of Directors and included in the minutes or filed with the corporate records reflecting the action taken. For purposes of this Section, a consent granted by telegram, telex, telecopy or other document transmitted electronically by a member of the
Board  of  Directors shall be deemed "signed by a member  of  the
Board of Directors." Action taken by written consent is effective when the last member of the Board of Directors signs the consent unless the consent specifies a different prior or subsequent effective date.

      Section 4.15. Participation in Meetings by Electronic Communications. Any or all members of the Board of Directors may participate in a meeting of the Board of Directors by any means of communication by which all members of the Board of Directors participating may simultaneously hear each other during the meeting. A member of the Board of Directors participating in a meeting by this means is deemed to be present in person at the meeting.


                            ARTICLE 5
                            ---------
                     The Executive Committee
                     -----------------------

      Section 5.01. Establishment of Executive Committee. The Board of Directors may designate, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time, two (2) or more of its members to constitute an Executive Committee.

      Section 5.02. Powers of Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all powers of the Board of Directors except that the Executive Committee shall have no power to:

     (1)  declare dividends or distributions;

     (2) amend the Articles of Incorporation or this Code of By-laws;

      (3) approve a plan of merger or consolidation even if the plan does not require a shareholder approval;

     (4)  reduce earned or capital surplus;

     (5) authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors; or

      (6) recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof.

The Executive Committee shall have, but is not limited to, such powers as are coterminous with the authority provided by resolution of the Board of Directors to the committees other than the Executive Committee except for such authority expressly reserved by resolution solely and exclusively for any such committee.

      Section 5.03. Qualifications of Members. Each member of the Executive Committee shall be a duly elected and qualified member of the Board of Directors.

      Section 5.04. Election of Members. The members of the Executive Committee shall be elected by the Board of Directors. Each member of the Executive Committee shall serve as such for a term coextensive with his term as a member of the Board of Directors, except as hereinafter provided. Each member of the

Executive Committee shall be deemed to have qualified as such upon his election.

      Section  5.05.   Removal of Members.   Any  member  of  the
Executive Committee may be removed at any time, with or without cause, by the Board of Directors.

      Section 5.06. Resignations of Members. Any member of the Executive Committee may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice or upon receipt, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.

      Section 5.07. Filling of Vacancies. Any vacancies in the membership of the Executive Committee because of death, adjudication of incompetency, resignation or removal of a member of the Executive Committee, or caused by an increase in the number of members of the Executive Committee, shall be filled for the unexpired portion of the term of such position by the Board of Directors.

      Section 5.08. Meetings. The Executive Committee may hold meetings at any time for the purpose of acting upon such questions and matters as may properly come before such meeting. A meeting of the Executive Committee may be called by any member of the Executive Committee.

     Section 5.09. Place of Meetings. Meetings of the Executive committee may be held at the Registered Office of the Corporation or at any other place, within or without the State of Indiana.

      Section 5.10. Procedure for Calling Meetings. Any meeting of the Executive Committee shall be deemed duly to have been called by a member of the Executive Committee upon delivery to the Secretary, not less than three (3) days before the date of the meeting, of a written instrument, executed by the member of the Executive Committee calling the meeting, setting forth the time, date and place of such meeting. The written instrument may also contain, at the option of the member of the Executive
Committee calling the meeting, a concise statement of the questions or matters proposed to be submitted to vote, or discussed, at the meeting. Any meeting of the Executive Committee with respect to which all members of the Executive committee either are present or duly waive written notice, either before or after the meeting, shall also be deemed duly to have been called.

     Section 5.11. Notice of Meetings. Notice of any meeting of the Executive Committee shall be deemed duly to have been given if, at least three (3) days before the date of the meeting, a written notice stating the date, time and place of the meeting, and to the extent set forth in the written instrument by which the meeting is called, containing a concise statement of the questions or matter proposed to be submitted to a vote at the meeting is delivered by the Secretary to each of the members of the Executive Committee. The written notice shall be deemed duly to have been delivered by the Secretary to a member of the Executive Committee on the earliest of the dates upon which:

      (1) it is delivered personally to the member of the Executive Committee;

      (2) it is deposited in the United States First Class Mail, postage prepaid, addressed to the last  known  address  of  the  member  of  the  Executive
Committee; or

      (3) it is deposited with a telegraph company, transmission charges prepaid, addressed to the last  known  address  of  the  member  of  the  Executive
Committee.

      Section 5.12. Waiver of Notice. A member of the Executive Committee may waive notice required hereunder or under law either before or after the date and time stated in the notice. Except as hereinafter provided, the waiver must be in writing, signed by the member of the Executive Committee and filed with the minutes or corporate records. For purposes of this Section, a waiver granted by telegram, telex, telecopy or other document transmitted electronically by a member of the Executive Committee shall be deemed "signed by the member of the Executive Committee." A member of the Executive Committee's attendance at or participation in a meeting waives any required notice unless the member of the Executive Committee at the beginning of the meeting (or promptly upon the member of the Executive Committee's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

      Section 5.13. Quorum at Meetings. At any meeting of the Executive Committee the presence of a majority of the then duly elected and qualified members of the Executive Committee shall constitute a quorum.

      Section 5.14. Voting at Meetings. Any action required or permitted to be taken at any meeting of the Executive Committee with respect to any question or matter shall be taken pursuant to a vote of a majority of the then duly elected and qualified members of the Executive Committee present at the meeting, so long as a quorum exists, unless a greater number is required by the provisions of the Law, in which event the action shall be taken only pursuant to the vote of that greater number.

     Section 5.15. Action Without Meeting. Any action which may be taken at a meeting of the Executive Committee may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by each member of the

Executive Committee and included in the minutes or filed with the corporate records reflecting the action taken. For purposes of this Section, a consent granted by telegram, telex, telecopy or other document transmitted electronically by a member of the
Executive Committee shall be deemed "signed by a member of the Executive Committee." Action taken by written consent is effective when the last member of the Executive Committee signs the consent unless the consent specifies a different prior or subsequent effective date.

      Section 5.16. Participation in Meetings by Electronic Communications. Any or all members of the Executive Committee may participate in a meeting of the Executive Committee by any means of communication by which all members of the Executive Committee participating may simultaneously hear each other during the meeting. A member of the Executive Committee participating in a meeting by this means is deemed to be present in person at the meeting.


                            ARTICLE 6
                            ---------
                        Other Committees
                        ----------------

     Section 6.01. Establishment of Other Committees. The Board of Directors, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time, may designate from its members an Audit Committee, Compensation Committee, Nominating Committee, or any such other committee or committees permitted by law (individually a "Committee" and collectively the "Committees"). Each of the Committees shall consist of two (2) or more persons.

      Section 6.02. Powers of the Committees. During the intervals between the meetings of the Board of Directors, each of the Committees shall have and may exercise any and all such powers that the Board of Directors provide it by resolution except that no Committee shall have the power to:

     (1)  declare dividends or distributions;

     (2)  amend the Articles of Incorporation or this Code of By-
Laws;

      (3) approve a plan of merger or consolidation even if the plan does not require shareholder approval;

     (4)  reduce earned or capital surplus;

     (5) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

      (6) recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof.

      Section 6.03.  Qualifications of Members.  Each member of a
Committee shall be a duly elected and qualified member of the Board of Directors.

      Section 6.04. Election of Members. The members of each of the Committees shall be elected by the Board of Directors. Each member of a Committee shall serve as such for a term coextensive with his term as a member of the Board of Directors, except as hereinafter provided. Each member of a Committee shall be deemed to have qualified as such upon his election.

      Section  6.05.   Removal  of  Members.   Any  member  of  a
Committee may be removed at any time, with or without cause, by the Board of Directors.

      Section 6.06. Resignations of Members. Any member of a Committee may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice or upon receipt, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.

      Section 6.07. Filling of Vacancies. Any vacancies in the membership of a Committee because of death, adjudication of incompetency, resignation or removal of a member of a Committee, or caused by an increase in the number of members of a Committee, shall be filled for the unexpired portion of the term of such position by the Board of Directors.

      Section 6.08. Meetings. A Committee may hold meetings at any time for the purpose of acting upon such questions and matters as may properly come before such meeting. A meeting of a Committee may be called by any member of the Committee.

      Section 6.09. Place of Meetings. Meetings of a Committee may be held at the Registered Office of the Corporation or at any other place, within or without the State of Indiana.

      Section 6.10. Procedure for Calling Meetings. Any meeting of a Committee shall be deemed duly to have been called by a member of the Committee upon delivery to the Secretary, not less than three (3) days before the date of the meeting, of a written instrument, executed by the member of the Committee calling the meeting, setting forth the time, date and place of such meeting. The written instrument may also contain, at the option of the member of the Committee calling the meeting, a concise statement of the questions or matters proposed to be submitted to vote, or discussed, at the meeting. Any meeting of a Committee with respect to which all members of the Committee either are present or duly waive written notice, either before or after the meeting, shall also be deemed duly to have been called.

     Section 6.11. Notice of Meetings. Notice of any meeting of a Committee shall be deemed duly to have been given if, at least three (3) days before the date of the meeting, a written notice stating the date, time and place of the meeting and, to the extent set forth in the written instrument by which the meeting is called, containing a concise statement of the question or matters proposed to be submitted to a vote at the meeting is delivered by the Secretary to each of the members of the Committee. The written notice shall be deemed duly to have been delivered by the Secretary to a member of the Committee on the earliest of the dates upon which:

      (1) it is delivered personally to the member of the Committee;

      (2) it is deposited in the United States First Class Mail, postage prepaid, addressed to the last known address of the member of the Committee; or

      (3) it is deposited with a telegraph company, transmission charges prepaid, addressed to the last known address of the member of the Committee.

      Section 6.12. Waiver of Notice. A member of a Committee may waive notice required hereunder or under law either before or after the date and time stated in the notice. Except as hereinafter  provided, the waiver must be in writing,  signed  by the member of the Committee and filed with the minutes or corporate records. For purposes of this Section, a waiver granted by telegram, telex, telecopy or other document transmitted electronically by a member of a Committee shall be deemed "signed by the member of the Committee." A member of a Committee's attendance at or participation in a meeting waives any required notice unless the member of the Committee at the beginning of the meeting (or promptly upon the member of the Committee's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

      Section 6.13. Quorum at Meetings. At any meeting of a Committee the presence of a majority of the then duly elected and qualified members of the Committee shall constitute a quorum.

      Section 6.14. Voting at Meetings. Any action required or permitted to be taken at any meeting of a Committee with respect to any question or matter shall be taken pursuant to a vote of a majority of the then duly elected and qualified members of the Committee present at the meeting, so long as a quorum exists, unless a greater number is required by the provisions of the Law, in which event the action shall be taken only pursuant to the vote of that greater number.

     Section 6.15. Action Without Meeting. Any action which may be taken at a meeting of a Committee may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by each member of the Committee and included in the minutes or filed with the corporate records reflecting the action taken. For purposes of this Section, a consent granted by telegram, telex, telecopy or other document transmitted electronically by a member of a Committee shall be deemed "signed by a member of the Committee." Action taken by written consent is effective when the last member of a Committee signs the consent unless the consent specifies a different prior or subsequent effective date.

      Section 6.16. Participation in Meetings by Electronic Communications. Any or all members of a Committee may participate in a meeting of the Committee by any means of communication by which all members of the Committee participating may simultaneously hear each other during the meeting. A member of a Committee participating in a meeting by this means is deemed to be present in person at the meeting.


                            ARTICLE 7
                            ---------
                          The Officers
                          ------------

      Section 7.01. Number of Officers. The officers of the Corporation consist of a Chairman of the Board, a President, a Secretary and a Treasurer, and may, in addition, consist of one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person except that the offices of President and Secretary shall not be held by the same person.

      Section 7.02. Qualifications of Officers. Each officer of the Corporation shall be an adult individual. The Chairman of the Board shall be a duly elected and qualified member of the Board of Directors. The other officers of the Corporation may, but need not be, chosen from among the duly elected and qualified members of the Board of Directors. The officers of the Corporation need not be Shareholders and need not be residents of the State of Indiana or citizens of the United States of America.

      Section 7.03. Election of Officers. The officers of the Corporation shall be elected by the Board of Directors. The Chairman of the Board shall serve as such for a term coextensive with his term as a member of the Board of Directors. Notwithstanding the foregoing, the Board, upon the vote of a majority of the directors, may at any time remove the Chairman with or without cause and elect a new Chairman of the Board. Each other officer shall serve as such until the next ensuing annual meeting of the Board of Directors or until his successor shall have been duly elected and shall have qualified, except as hereinafter provided. Each officer shall be deemed to have qualified as such upon his election.

      Section  7.04.   Removal of Officers.  Any officer  of  the
Corporation may be removed at any time, with or without cause, by the Board of Directors.

      Section 7.05. Resignation of Officers. Any officer of the Corporation may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice, or upon receipt by the Board of Directors, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.

      Section 7.06. Filling of Vacancies. Any vacancies in the offices of the Corporation because of death, adjudication of incompetency, resignation, removal or any other cause shall be filled for the unexpired portion of the term of that office by the Board of Directors.

      Section 7.07. Compensation of Officers. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, but no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is a member of the Board of Directors of the Corporation.

      Section 7.08. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and the Board of Directors and shall assist the President in the performance of his duties. In addition, he shall have such further powers and perform such further duties as are specified in this Code of By-Laws or as the Board of Directors may, from time to time, assign or delegate to him. The Chairman of the Board shall, in the case of the death, resignation, absence or inability to act of the President, have the powers and perform the duties of the President.

      Section 7.09. The President. The President is the Chief Executive Officer of the Corporation. He shall be responsible for the active overall and day-to-day direction and administration of the affairs of the Corporation, subject, however, to the control of the Board of Directors. In general, he shall have such powers and perform such duties as are incident to the office of President and Chief Executive Officer of a business corporation and shall, in addition, have such further powers and perform such further duties as are specified in this Code of By-Laws or as the Board of Directors may, from time to time, delegate to him. In the case of the death, resignation, absence or inability to act of the Chairman of the Board, the President shall preside at meetings of the Shareholders and the Board of Directors and have the other powers and perform the other duties of the Chairman of the Board.

     Section 7.10. The Vice Presidents. Each Vice President (if one or more Vice Presidents are elected) shall have such powers and perform such duties as the Board of Directors or the President may, from time to time, assign or delegate to him. The Board of Directors may designate one or more Vice Presidents as Senior Vice President. In the case of the death, resignation, absence or inability to act of the President and the Chairman of the Board, the Senior Vice President who has been so designated by the Board of Directors shall have the power and perform the
duties  of  the  President and the Chairman  of  the  Board.   In
general, however, each Vice President shall have the power to perform the duties of the President and the Chairman of the Board in connection with the direction and administration of the day-to-day affairs of the Corporation, except that each Vice President shall be subject to the control and direction of each Senior Vice President.

      Section 7.11. The Secretary. The Secretary is the chief custodial officer of the Corporation. He shall keep or cause to be kept, in the minute books provided for the purpose, the minutes of the proceedings of the Shareholders and the Board of Directors. He shall see that all notices are duly given in accordance with the provisions of this Code of By-Laws and as required by law. He shall be custodian of the minute books, archives, records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized by the Shareholders, the Board of Directors, the Chairman of the Board or the President, or as required by law. In general, he shall have such powers and perform such duties as are incident to the office of Secretary of a business corporation and shall, in addition, have such further powers and perform such further duties as are specified in this Code of By-Laws or as the Board of Directors, the Chairman of the Board or the President may, from time to time, assign or delegate to him.

      Section 7.12. The Assistant Secretaries. Each Assistant Secretary (if one or more Assistant Secretaries are elected) shall assist the Secretary in his duties, and shall have such other powers and perform such other duties as the Board of Directors, the President or the Secretary may, from time to time, assign or delegate to him. At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in his place. In the case of the death or resignation of the Secretary, or in the case of his absence or inability to act without having designated an Assistant Secretary to act temporarily in his place, the Assistant Secretary so to perform the duties of the Secretary shall be designated by the Chairman of the Board.

      Section 7.13. The Treasurer. The Treasurer is the chief financial officer of the Corporation. He shall have charge of and be responsible for all funds of the Corporation with such banks, trust companies or other depositaries as shall be selected by the Board of Directors. He shall keep full and accurate books of account of all assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Corporation. He shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Board of Directors, the Chairman of the Board or the President. He shall render such financial statements and reports as shall be requested by the Board of Directors, the Chairman of the Board or the President, and, in general, he shall have such powers and perform such duties as are incident to the office of Treasurer of a business corporation and have such further powers and perform such further duties as are specified in this Code of By-Laws or as the Board of Directors, the Chairman of the Board or the President may, from time to time, assign or delegate to him.

      Section 7.14. The Assistant Treasurers. Each Assistant Treasurer (if one or more Assistant Treasurers are elected) shall assist the Treasurer in his duties, and shall have such other powers and perform such other duties as the Board of Directors, the Chairman of the Board, the President or the Treasurer may, from time to time, assign or delegate to him. At the request of the Treasurer, any Assistant Treasurer may, in the case of the absence or inability to act of the Treasurer, temporarily act in his place. In the case of the death or resignation of the
Treasurer, or in the case of his absence or inability to act without having designated an Assistant Treasurer to act temporarily in his place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the Chairman of the Board.

      Section 7.15. Function of Officers. The officers of the Corporation are established in order to facilitate the day to day administration of the affairs of the Corporation in the ordinary course of its business and to provide an organization capable of executing and carrying out the decisions and directions of the Board of Directors. The officers of the Corporation shall have such powers and perform such duties as may be necessary or desirable to conduct and effect all transactions in the ordinary course of the business of the Corporation without further authorization by the Board of Directors and such further powers as are granted by this Code of By-Laws or are otherwise granted by the Board of Directors.

                            ARTICLE 8
                            ---------
                      Miscellaneous Matters
                      ---------------------

      Section  8.01.   Fiscal  Year.   The  fiscal  year  of  the
Corporation shall begin on the first day of April of each year and shall end on the last day of March next ensuing.

      Section 8.02. Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the Chairman of the Board, the President, a Vice President or the Treasurer, singly and without necessity of countersignature. The Board of

Directors  may, however, authorize any other officer or  employee of  the  Corporation to sign checks, drafts, and orders  for  the
payment    of   money,   singly   and   without   necessity    of
countersignature.

      Section 8.03. Notes and Obligations. All notes and obligations of the Corporation for the payment of money other than those to which reference is made in Section 8.02 of this Code of By-Laws, may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the Chairman of the Board, the President or a Vice President, singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary.

     Section 8.04. Deeds and Contracts. All deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the Chairman of the Board, the President or a Vice President singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary.

      Section 8.05. Endorsement of Stock Certificates. Any certificate for shares of stock issued by any corporation and owned by the Corporation (including Preferred Stock and Common
Stock held by the Corporation as treasury stock) may, unless otherwise required by law, be endorsed for sale or transfer by the Chairman of the Board, the President or a Vice President, and attested by the Secretary or an Assistant Secretary; the Secretary or an Assistant Secretary, when necessary or required, may affix the corporate seal to the certificate.

      Section 8.06. Voting of Stock. Any shares of stock issued by any other corporation and owned by the Corporation may be voted at any shareholders' meeting of the other corporation by the Chairman of the Board, the President or a Vice President. Whenever, in the judgment of the Chairman of the Board or the President, it is desirable for the Corporation to execute a proxy or to give a shareholders' consent with respect to any shares of stock issued by any other corporation and owned by the Corporation, the proxy or consent may be executed in the name of the Corporation by the Chairman of the Board, the President or a Vice President singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by the other corporation and owned by the Corporation the same as the shares might be voted by the Corporation.

      Section 8.07. Corporate Seal. The corporate seal of the Corporation shall be circular in form and mounted on a metal die, suitable for impressing the same on paper. About the upper periphery of the seal shall appear the words "Forum Group, Inc.," and about the lower periphery of the seal shall appear the words "Corporate Seal." No instrument executed by any of the officers of the Corporation shall be invalid or ineffective in any respect by reason of the fact that the corporate seal has not been affixed to it.

     Section 8.08.  Place of Keeping Corporate Books and Records.
The books of account, records, documents and papers of the Corporation shall be kept at the Registered Office of the Corporation.


                           ARTICLE IX
                           ----------
                         Indemnification
                         ---------------

     Section 9.01. Definitions. Terms defined in Chapter 37 of the Indiana Business Corporation Law (IND. CODE 23-1-37, et seq.), as amended from time to time, which are used in this
Article  9 shall have the same definitions for purposes  of  this
Article  9  as they have in such chapter of the Indiana  Business
Corporation Law.

      Section 9.02. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys' fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation shall promptly pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

     Section 9.03. Other Employees or Agents of the Corporation. The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

      Section 9.04. Non-exclusive Provision. The indemnification authorized under Section 9.02 above is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business Law (IND. CODE 23-1-37, et seq.), as amended from time to time, and in no way limits the indemnification provisions of such Chapter.